EXHIBIT 99.1

News Release

ChoiceOne Reports First Quarter 2026 Results

Sparta, Michigan – April 24, 2026 – ChoiceOne Financial Services, Inc. ("ChoiceOne", NASDAQ:COFS), the parent company for ChoiceOne Bank, reported financial results for the quarter ended March 31, 2026.

Highlights

•
ChoiceOne reported net income of $13,704,000 for the three months ended March 31, 2026, compared to net income of $13,867,000 and net loss of $13,906,000 for the three months ended December 31, 2025 and March 31, 2025, respectively. On March 1, 2025, ChoiceOne completed the merger (the “Merger”) of Fentura Financial, Inc. (“Fentura”), the former parent company of The State Bank, with and into ChoiceOne with ChoiceOne surviving the merger.
•
Diluted earnings per share were $0.91 for the three months ended March 31, 2026, compared to diluted earnings per share of $0.92 and diluted loss per share of $1.29 for the three months ended December 31, 2025 and March 31, 2025, respectively. Diluted earnings per share excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, was $0.86 for the three months ended March 31, 2025.
•
Core loans, which exclude held for sale loans and mortgage warehouse advances, declined by $30.9 million or an annualized 4.2% during the first quarter of 2026 and grew by $9.5 million or 0.3% during the twelve months ended March 31, 2026.
•
Net Interest Margin increased to 3.63% for the three months ended March 31, 2026 compared to 3.59% for the three months ended December 31, 2025.
•
Deposits, excluding brokered deposits grew by $68.9 million or an annualized 7.9% during the first quarter of 2026. This increase is a combination of organic deposit growth and some seasonality in municipal deposits.
•
Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.01% for the first quarter of 2026. Nonperforming loans to total loans (excluding loans held for sale) increased to 1.01% as of March 31, 2026 compared to 0.98% as of December 31, 2025. Notably, 0.61% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to certain purchased loans which were identified prior to the Merger as having credit deterioration.

"ChoiceOne delivered solid first-quarter performance, driven by strong net interest income, continued balance-sheet and expense discipline, and stable credit quality. Our loan pipeline looks strong as we continue to grow organically through deep customer relationships and executing on our strategic priorities across Michigan," said Kelly Potes, Chief Executive Officer.

ChoiceOne reported net income of $13,704,000 for the three months ended March 31, 2026, compared to net income of $13,867,000 and net loss of $13,906,000 for the three months ended December 31, 2025 and March 31, 2025, respectively. Net income excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, was $9,310,000 for the three months ended March 31, 2025. Diluted earnings per share were $0.91 for the three months ended March 31, 2026, compared to diluted earnings per share of $0.92 and diluted loss per share of $1.29 for the three months ended December 31, 2025 and March 31, 2025, respectively. Diluted earnings per share excluding merger expenses, net of taxes, and merger related provision for credit losses, net of taxes, was $0.86 for the three months ended March 31, 2025.

As of March 31, 2026, total assets were $4.4 billion, an increase of $89.2 million compared to March 31, 2025. The growth in total assets is primarily attributed to growth in securities and warehouse mortgage advances. This was partially offset by a reduction in the cash balance of $55.2 million during the twelve months ended March 31, 2026. Interest rates and balances on warehouse mortgage advances fluctuate with the national mortgage market and are short term in nature.

Core loans, which exclude held for sale loans and mortgage warehouse advances, declined by $30.9 million or an annualized 4.2% during the first quarter of 2026 and grew by $9.5 million or 0.3% during the twelve months ended March 31, 2026. Loan interest income increased $13.0 million in the first quarter of 2026 compared to the same period in 2025 and decreased $975,000 compared to the fourth quarter of 2025. The decrease from the fourth quarter of 2025 is partially due to a decline in interest income due to accretion from purchased loans during the first quarter of 2026 compared to the fourth quarter of 2025. Interest income for the three months ended March 31, 2026 includes $2.7 million of interest income due to accretion from purchased loans compared to $3.1 million for the three months ended December 31,

2025. Interest income due to accretion from purchased loans increased GAAP net interest margin by 26 and 29 basis points in the first quarter of 2026 and fourth quarter of 2025, respectively. Of the amount recognized in the first quarter of 2026, $2.1 million was calculated using the effective interest rate method of amortization, while the remaining $597,000 resulted from accretion through unexpected payoffs and paydowns of loans with an associated fair value mark. Estimated interest income due to accretion from purchased loans for the remainder of 2026 using the effective interest method of amortization is $5.8 million; however, actual results will be dependent on prepayment speeds and other factors. It is estimated that a total of $50.4 million remains to be recognized as interest income due to accretion from purchased loans over the life of the purchased loans portfolio.

Deposits, excluding brokered deposits, increased by $68.9 million as of March 31, 2026, compared to December 31, 2025. This increase is a combination of organic deposit growth and some seasonality in municipal deposits. Deposits, excluding brokered deposits, declined by $20.4 million as of March 31, 2026, compared to March 31, 2025. This decrease is primarily related to runoff of higher cost municipal CDs acquired in the Merger, partially offset by organic growth in other categories. ChoiceOne continues to be proactive in managing its liquidity position by using brokered deposits and short term FHLB advances to ensure ample liquidity. As of March 31, 2026, the total balance of borrowed funds from the FHLB was $185.0 million at a weighted average rate of 3.81%, with $165.0 million due within 12 months. At March 31, 2026, total available borrowing capacity secured by pledged assets was $1.2 billion. ChoiceOne can increase its borrowing capacity by utilizing unsecured federal fund lines and pledging additional assets. Uninsured deposits totaled $1.1 billion or 30.7% of deposits at March 31, 2026.

In the three months ended March 31, 2026, ChoiceOne’s annualized cost of deposits to average total deposits declined 3 basis points compared to the three months ended December 31, 2025 and declined 5 basis points compared to the three months ended March 31, 2025. The annualized cost of funds decreased by 13 basis points, from 1.86% to 1.73% in the three months ended March 31, 2026 compared to the same period in the prior year, primarily due to a decrease in higher cost local and brokered CDs. Interest expense on borrowings for the three months ended March 31, 2026 decreased by $9,000 compared to the same period in the prior year, despite a $32.2 million increase in the average balance borrowed, due to a reduction in rates. In the three months ended March 31, 2026, compared to the three months ended December 31, 2025, annualized cost of funds decreased 6 basis points from 1.79% to 1.73% due to the reductions in federal funds rate during the fourth quarter of 2025. With ChoiceOne’s already low cost of deposits and market conditions, additional reductions in the federal funds rate may not immediately result in a further reduction in cost of deposits.

There was no provision for credit losses on loans during the first quarter of 2026, due to a decline in loan balances and only $53,000 in net charge offs. The ratio of the allowance for credit losses to total loans (excluding loans held for sale) was 1.19% on March 31, 2026 compared to 1.18% on December 31, 2025. Asset quality continues to remain strong, with annualized net loan charge-offs to average loans of 0.01% for the first quarter of 2026. Nonperforming loans to total loans (excluding loans held for sale) increased to 1.01% as of March 31, 2026 compared to 0.98% as of December 31, 2025. Notably, 0.61% of the nonperforming loans to total loans (excluding loans held for sale) is attributed to certain purchased loans which were identified prior to the Merger as having credit deterioration.

ChoiceOne uses interest rate swaps to manage interest rate exposure to certain fixed rate assets and variable rate liabilities. During the first quarter of 2026, ChoiceOne exited $351.0 million of pay‑fixed interest rate swaps with an average coupon of approximately 3.12%. This resulted in a small gain that was applied to the basis of the hedged bonds and a $4.6 million realized gain that will be amortized into interest expense over approximately six years. After evaluating multiple rate scenarios, we determined that our interest rate risk profile and overall balance sheet flexibility are improved without the pay‑fixed interest rate swaps, and we believe this action better aligns our interest rate posture with long‑term value creation for shareholders. Following this exit, the asset sensitivity of the bank is reduced and balance sheet derivatives are no longer a significant percentage of assets. ChoiceOne has approximately $29.0 million of pay-fixed interest rate swaps with a weighted average coupon of 3.52%. These swaps were entered into in the third quarter of 2025 to hedge interest rate risk on newly purchased agency mortgage backed securities.

At March 31, 2026, shareholders’ equity was $470.0 million, an increase from $427.1 million on March 31, 2025. ChoiceOne repurchased 25,116 shares of stock for a net cost of $775,000 in the fourth quarter of 2025 and 50,000 shares of stock for a net cost of $1.4 million during the first quarter of 2026 under our existing share repurchase plan. The repurchase plan has 300,272 shares remaining to purchase as of March 31, 2026. The repurchase reflects our view that our capital position is healthy and the repurchase of shares is in the best interest of our shareholders. ChoiceOne Bank continues to be “well-capitalized,” with a total risk-based capital ratio of 12.9% as of March 31, 2026, compared to 11.9% on March 31, 2025.

Noninterest income declined by $282,000 in the three months ended March 31, 2026, compared to the three months ended December 31, 2025. This decline was partly driven by lower interchange income and lower gains on sales of loans, which are both affected by seasonality. Noninterest income also declined in the first quarter of 2026 compared to the fourth quarter of 2025 due to losses on the sales of securities. These declines were offset by an increase from the change in market value of equity securities during the first quarter of 2026 compared to the fourth quarter of 2025. Noninterest income increased by $893,000 in the three months ended March 31, 2026 compared to the three months ended March 31, 2025. This increase was partly driven by higher customer service charges and interchange income, which rose due to increased volume from the Merger. Insurance and investment commissions income also increased as a result of higher estate settlement fees and customers obtained from the Merger. These increases were offset by the aforementioned loss on sales of securities in the first quarter of 2026.

Noninterest expense increased by $427,000 for the three months ended March 31, 2026, compared to the three months ended December 31, 2025. The increase was due to higher FDIC insurance costs, professional fees, and other expenses including Michigan state taxes, offset by lower salaries and benefits costs. Noninterest expense declined by $9.9 million for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The decline was largely due to merger-related expenses of $17.2 million in the three months ended March 31, 2025, offset by higher salaries and benefits expense, occupancy and equipment expense and intangible amortization expense in the three months ended March 31, 2026, compared to the same period in 2025. ChoiceOne will continue to invest in its talented staff, technology and footprint while prioritizing operational efficiency and disciplined investment. ChoiceOne has secured a location in Troy, MI and expects to open a full service branch and lending office later in 2026. We believe this new office will help us continue our strong growth in an attractive market.

ChoiceOne’s first‑quarter 2026 tax expense was reduced by $200,000 as a result of purchasing a transferable tax credit that will be applied to 2026 income taxes. Management intends to purchase similar sized transferable tax credits in 2026 to reduce tax expense.

“We ended the first quarter with solid capital and liquidity and an efficient funding mix, keeping us well positioned to support clients and create long-term value," said Kelly Potes, Chief Executive Officer. "As we progress through 2026, we remain focused on disciplined growth, strengthening customer relationships, and executing on opportunities across our markets."

About ChoiceOne

ChoiceOne Financial Services, Inc. is a financial holding company headquartered in Sparta, Michigan, with assets over $4 billion, and the parent corporation of ChoiceOne Bank. Member FDIC. ChoiceOne Bank operates 54 offices in West, Central and Southeast Michigan. ChoiceOne Bank offers insurance and investment products through its subsidiary, ChoiceOne Insurance Agencies, Inc. ChoiceOne Financial Services, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “COFS.” For more information, please visit Investor Relations at ChoiceOne’s website choiceone.bank.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “is likely,” “plans,” “predicts,” “projects,” “may,” “could,” “look forward,” “continue”, “future”, "view" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements reflect current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed, implied or forecasted in such forward-looking statements. Furthermore, ChoiceOne does not undertake any obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in ChoiceOne’s Annual Report on Form 10-K for the year ended December 31, 2025 and in any of ChoiceOne’s subsequent SEC filings, which are available on the SEC’s website, www.sec.gov.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures. ChoiceOne believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand underlying financial performance and condition and trends of ChoiceOne.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, non-GAAP measures are used as comparative tools, together with GAAP measures, to assist in the evaluation of operating performance or financial condition. These measures are also calculated using the appropriate GAAP or regulatory components in their entirety and are computed in a manner intended to facilitate consistent period-to-period comparisons. ChoiceOne’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in the tables to this press release under the heading non-GAAP reconciliation.

For Further Information:

Adom Greenland

Executive Vice President & CFO

(616) 887 – 2334

IR@ChoiceOne.bank

Condensed Balance Sheets
(Unaudited)

(In thousands)	March 31, 2026	December 31, 2025	March 31, 2025
Cash and cash equivalents	$84,218	$87,988	$139,421
Equity securities, at fair value	9,425	9,353	9,328
Securities Held to Maturity	384,339	385,193	394,434
Securities Available for Sale	573,531	554,420	480,650
Federal Home Loan Bank stock	18,562	18,562	18,562
Federal Reserve Bank stock	12,554	12,554	12,357
Loans held for sale	9,976	7,185	3,941
Mortgage warehouse advances	51,187	58,987	2,393
Core loans	2,932,110	2,963,047	2,922,562
Total loans held for investment	2,983,297	3,022,034	2,924,955
Allowance for credit losses	(35,496)	(35,550)	(34,567)
Loans, net of allowance for credit losses	2,947,801	2,986,484	2,890,388
Premises and equipment	48,670	48,110	44,284
Cash surrender value of life insurance policies	86,305	74,798	73,765
Goodwill	129,854	129,854	126,730
Intangible assets	29,464	31,149	35,153
Other assets	59,866	64,901	76,378

Total Assets	$4,394,565	$4,410,551	$4,305,391

Noninterest-bearing deposits	$912,845	$907,007	$912,033
Interest-bearing demand deposits	1,428,338	1,364,887	1,406,660
Savings deposits	624,084	607,045	602,337
Certificates of deposit	598,743	616,180	663,404
Brokered deposits	103,381	104,906	67,295
Borrowings	184,819	264,788	137,330
Subordinated debentures	48,552	48,460	48,186
Other liabilities	23,802	31,925	41,078

Total Liabilities	3,924,564	3,945,198	3,878,323

Common stock and paid-in capital, no par value; shares authorized: 30,000,000; shares outstanding: 14,960,200 at March 31, 2026, 15,000,939 at December 31, 2025, and 14,975,034 at March 31, 2025.	397,498	398,386	398,075
Retained earnings	112,008	102,641	73,316
Accumulated other comprehensive income (loss), net	(39,505)	(35,674)	(44,323)
Shareholders' Equity	470,001	465,353	427,068

Total Liabilities and Shareholders’ Equity	$4,394,565	$4,410,551	$4,305,391

Condensed Statements of Operations
(Unaudited)

	Three Months Ended
(Dollars in thousands, except per share data)	March 31,	December 31,	March 31,
	2026	2025	2025
Interest income
Loans, including fees	$45,642	$46,617	$32,641
Securities:
Taxable	5,492	5,663	4,730
Tax exempt	1,451	1,402	1,409
Other	690	694	1,179
Total interest income	53,275	54,376	39,959

Interest expense
Deposits	13,745	14,127	10,716
Advances from Federal Home Loan Bank	2,182	2,564	2,052
Other	706	845	880
Total interest expense	16,633	17,536	13,648

Net interest income	36,642	36,840	26,311
Provision for credit losses on loans	-	1,100	13,163
Provision for (reversal of) credit losses on unfunded commitments	-	(300)	-
Net Provision for credit losses expense	-	800	13,163
Net interest income after provision	36,642	36,040	13,148

Noninterest income
Customer service charges	1,656	1,683	1,181
Interchange income	1,892	2,086	1,509
Insurance and investment commissions	551	592	295
Gains on sales of loans	408	511	444
Net gains (losses) on sales of securities	(203)	-	-
Net gains (losses) on sales and write downs of other assets	9	(200)	10
Earnings on life insurance policies	584	567	389
Trust income	692	689	506
Change in market value of equity securities	26	(197)	107
Other	200	366	481
Total noninterest income	5,815	6,097	4,922

Noninterest expense
Salaries and benefits	14,062	14,559	10,320
Occupancy and equipment	2,591	2,469	1,719
Data processing	2,290	2,374	1,999
Communication	555	576	380
Professional fees	982	784	697
Supplies and postage	335	291	244
Advertising and promotional	264	258	256
Intangible amortization	1,685	1,683	680
FDIC insurance	570	475	455
Merger related expenses	-	-	17,203
Other	2,442	1,880	1,712
Total noninterest expense	25,776	25,349	35,665

Income (loss) before income tax	16,681	16,788	(17,595)
Income tax expense (benefit)	2,977	2,921	(3,689)

Net income (loss)	$13,704	$13,867	$(13,906)

Basic earnings (loss) per share	$0.91	$0.92	$(1.30)
Diluted earnings (loss) per share	$0.91	$0.92	$(1.29)
Dividends declared per share	$0.29	$0.29	$0.28

Table 1 - Average Balances and tax-Equivalent Interest Rates (Unaudited)

	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025			Three Months Ended March 31, 2025

(Dollars in thousands)	Average			Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loans (1)(3)(4)(5)	$2,979,652	$45,661	6.21%	$2,961,133	$46,635	6.25%	$2,019,643	$32,666	6.56%
Taxable securities (2)	755,718	5,492	2.95	750,256	5,663	2.99	689,891	4,730	2.78
Nontaxable securities (1)	281,295	1,837	2.65	285,782	1,776	2.47	288,878	1,783	2.50
Other	74,803	690	3.74	69,056	694	3.99	115,091	1,179	4.15
Interest-earning assets	4,091,468	53,680	5.32	4,066,227	54,768	5.34	3,113,503	40,358	5.26
Noninterest-earning assets	313,152			309,300			206,088
Total assets	$4,404,620			$4,375,527			$3,319,591

Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$1,404,153	$6,282	1.81%	$1,343,600	$6,352	1.88%	$1,111,903	$4,420	1.61%
Savings deposits	613,837	1,379	0.91	596,010	1,252	0.83	431,192	883	0.83
Certificates of deposit	598,616	5,099	3.45	613,387	5,502	3.56	487,448	4,950	4.12
Brokered deposit	100,175	985	3.99	100,133	1,021	4.05	45,553	463	4.12
Borrowings	226,192	2,182	3.91	255,978	2,663	4.13	193,961	2,191	4.58
Subordinated debentures	48,503	661	5.53	48,411	681	5.58	40,182	518	5.23
Other	4,871	45	3.75	6,311	65	4.09	20,553	223	4.41
Interest-bearing liabilities	2,996,347	16,633	2.25	2,963,830	17,536	2.35	2,330,792	13,648	2.37
Demand deposits	907,453			925,414			651,424
Other noninterest-bearing liabilities	30,425			26,860			34,838
Total liabilities	3,934,225			3,916,104			3,017,054
Shareholders' equity	470,395			459,423			302,537
Total liabilities and shareholders' equity	$4,404,620			$4,375,527			$3,319,591

Net interest income (tax-equivalent basis) (Non-GAAP) (1)		$37,047			$37,232			$26,710

Net interest margin (tax-equivalent basis) (Non-GAAP) (1)			3.67%			3.63%			3.48%

(1)
Adjusted to a fully tax-equivalent basis to facilitate comparison to the taxable interest-earning assets. The adjustment uses an incremental tax rate of 21%. The presentation of these measures on a tax-equivalent basis is not in accordance with GAAP, but is customary in the banking industry. These non-GAAP measures ensure comparability with respect to both taxable and tax-exempt loans and securities.
(2)
Taxable securities include dividend income from Federal Home Loan Bank and Federal Reserve Bank stock.
(3)
Loans include both mortgage warehouse advances and loans held for sale.
(4)
Non-accruing loan balances are included in the balances of average loans. Non-accruing loan average balances were $27.5 million, $22.2 million, and $10.2 million in the first quarter of 2026, the fourth quarter of 2025 and the first quarter of 2025, respectively.
(5)
Interest on loans included net origination fees and interest income due to accretion from purchased loans. Interest income due to accretion from purchased loans was $2.7 million, $3.1 million and $2.9 million in the first quarter of 2026, the fourth quarter of 2025 and the first quarter of 2025, respectively.

Income Adjusted for Merger Expenses - Non-GAAP Reconciliation

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
(In Thousands, Except Per Share Data)
Net income (loss)	$13,704	$13,867	$(13,906)

Merger related expenses, net of tax	-	-	13,753
Merger related provision for credit losses, net of tax (1)	-	-	9,463
Adjusted net income	$13,704	$13,867	$9,310

Weighted average number of shares	14,990,017	15,015,486	10,676,068
Diluted average shares outstanding	15,041,910	15,065,937	10,740,077
Basic earnings (loss) per share	$0.91	$0.92	$(1.30)
Diluted earnings (loss) per share	$0.91	$0.92	$(1.29)
Adjusted basic earnings per share	$0.91	$0.92	$0.87
Adjusted diluted earnings per share	$0.91	$0.92	$0.86

(1) Merger related provision for credit loss represents the calculated credit loss on Non-PCD loans acquired during the Merger on March 1, 2025.

Other Selected Financial Highlights

(Unaudited)

	Quarterly
Earnings	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
(in thousands except per share data)
Net interest income	$36,642	$36,840	$37,597	$36,322	$26,311
Net provision expense	-	800	200	650	13,163
Noninterest income	5,815	6,097	7,144	6,503	4,922
Noninterest expense	25,776	25,349	26,215	25,506	35,665
Net income (loss) before federal income tax expense	16,681	16,788	18,326	16,669	(17,595)
Income tax expense (benefit)	2,977	2,921	3,645	3,135	(3,689)
Net income (loss)	13,704	13,867	14,681	13,534	(13,906)
Basic earnings (loss) per share	0.91	0.92	0.98	0.90	(1.30)
Diluted earnings (loss) per share	0.91	0.92	0.97	0.90	(1.29)
Adjusted basic earnings per share (non-GAAP)	0.91	0.92	0.98	0.91	0.87
Adjusted diluted earnings per share (non-GAAP)	0.91	0.92	0.97	0.91	0.86

End of period balances	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
(in thousands)
Gross loans	$2,993,273	$3,029,219	$2,916,251	$2,928,431	$2,928,896
Loans held for sale (1)	9,976	7,185	6,323	7,639	3,941
Mortgage warehouse advances (2)	51,187	58,987	2,483	3,033	2,393
Core loans (gross loans excluding 1 and 2 above)	2,932,110	2,963,047	2,907,445	2,917,759	2,922,562
Allowance for credit losses	35,496	35,550	34,754	34,798	34,567
Securities available for sale	573,531	554,420	544,023	479,426	480,650
Securities held to maturity	384,339	385,193	388,517	390,457	394,434
Other interest-earning assets	76,229	74,857	79,677	110,206	110,605
Total earning assets (before allowance)	4,027,372	4,043,689	3,928,468	3,908,520	3,914,585
Total assets	4,394,565	4,410,551	4,296,902	4,310,252	4,305,391
Noninterest-bearing deposits	912,845	907,007	903,925	943,873	912,033
Interest-bearing demand deposits	1,428,338	1,364,887	1,395,724	1,322,336	1,406,660
Savings deposits	624,084	607,045	588,798	595,981	602,337
Certificates of deposit	598,743	616,180	605,912	624,209	663,404
Brokered deposits	103,381	104,906	72,672	106,225	67,295
Total deposits	3,667,391	3,600,025	3,567,031	3,592,624	3,651,729
Deposits excluding brokered	3,564,010	3,495,119	3,494,359	3,486,399	3,584,434
Total subordinated debt	48,552	48,460	48,368	48,277	48,186
Total borrowed funds	184,819	264,788	197,752	198,428	137,330
Other interest-bearing liabilities	1	7,689	7,695	8,529	13,420
Total interest-bearing liabilities	2,987,918	3,013,955	2,916,921	2,903,985	2,938,632
Shareholders' equity	470,001	465,353	449,615	431,761	427,068

Average Balances	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
(in thousands)
Loans	$2,979,652	$2,961,133	$2,927,878	$2,936,168	$2,019,643
Securities	1,037,013	1,036,038	990,319	984,607	978,769
Other interest-earning assets	74,803	69,056	79,365	63,416	115,091
Total earning assets (before allowance)	4,091,468	4,066,227	3,997,562	3,984,191	3,113,503
Total assets	4,404,620	4,375,527	4,308,289	4,298,513	3,319,591
Noninterest-bearing deposits	907,453	925,414	930,346	915,637	651,424
Interest-bearing deposits	2,616,606	2,552,997	2,583,166	2,573,927	2,030,543
Brokered deposits	100,175	100,133	91,735	120,720	45,553
Total deposits	3,624,234	3,578,544	3,605,247	3,610,284	2,727,520
Total subordinated debt	48,503	48,411	48,663	48,971	40,182
Total borrowed funds	226,192	255,978	179,122	169,257	193,961
Other interest-bearing liabilities	4,871	6,311	8,550	11,763	20,553
Total interest-bearing liabilities	2,996,347	2,963,830	2,911,236	2,924,638	2,330,792
Shareholders' equity	470,395	459,423	438,449	427,543	302,537

Loan Breakout (in thousands)	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
Agricultural	$47,840	$56,218	$51,183	$47,273	$48,165
Commercial and Industrial	369,425	352,556	352,876	351,367	345,138
Commercial Real Estate	1,745,410	1,780,396	1,728,774	1,743,541	1,757,599
Consumer	23,180	26,701	27,328	29,741	30,932
Construction Real Estate	20,897	19,139	18,440	21,508	18,067
Residential Real Estate	725,358	728,037	728,844	724,329	722,661
Mortgage Warehouse Advances	51,187	58,987	2,483	3,033	2,393
Gross Loans (excluding held for sale)	$2,983,297	$3,022,034	$2,909,928	$2,920,792	$2,924,955

Allowance for credit losses	35,496	35,550	34,754	34,798	34,567

Net loans	$2,947,801	$2,986,484	$2,875,174	$2,885,994	$2,890,388

Performance Ratios	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.

Annualized return on average assets	1.24%	1.27%	1.36%	1.26%	-1.68%
Annualized return on average equity	11.65%	12.07%	13.39%	12.66%	-18.39%
Annualized return on average tangible common equity	15.95%	16.66%	19.08%	18.26%	-27.97%
Net interest margin (GAAP)	3.63%	3.59%	3.73%	3.66%	3.43%
Net interest margin (fully tax-equivalent)	3.67%	3.63%	3.77%	3.70%	3.48%
Efficiency ratio	55.99%	54.12%	54.76%	55.32%	111.01%
Annualized cost of funds	1.73%	1.79%	1.77%	1.84%	1.86%
Annualized cost of deposits	1.54%	1.57%	1.57%	1.65%	1.59%
Cost of interest bearing liabilities	2.25%	2.35%	2.33%	2.41%	2.37%
Shareholders' equity to total assets	10.70%	10.55%	10.46%	10.02%	9.91%
Tangible common equity to tangible assets	7.34%	7.16%	7.04%	6.54%	6.40%
Annualized noninterest expense to average assets	2.34%	2.32%	2.43%	2.37%	4.30%
Loan to deposit	81.62%	84.14%	81.76%	81.51%	80.21%
Full-time equivalent employees	561	569	573	571	605

Capital Ratios ChoiceOne Financial Services Inc.	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.

Total capital (to risk weighted assets)	13.2%	12.7%	13.0%	12.4%	12.0%
Common equity Tier 1 capital (to risk weighted assets)	10.6%	10.2%	10.3%	9.8%	9.4%
Tier 1 capital (to risk weighted assets)	11.1%	10.7%	10.9%	10.4%	10.0%
Tier 1 capital (to average assets)	8.6%	8.5%	8.5%	8.2%	10.4%
Tier 1 capital (to total assets)	8.3%	8.1%	8.2%	7.9%	7.6%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	262.9%	279.0%	275.2%	288.2%	302.0%

Capital Ratios ChoiceOne Bank	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.

Total capital (to risk weighted assets)	12.9%	12.5%	12.8%	12.4%	11.9%
Common equity Tier 1 capital (to risk weighted assets)	11.8%	11.4%	11.7%	11.3%	10.9%
Tier 1 capital (to risk weighted assets)	11.8%	11.4%	11.7%	11.3%	10.9%
Tier 1 capital (to average assets)	9.2%	9.1%	9.1%	8.9%	11.3%
Tier 1 capital (to total assets)	8.9%	8.7%	8.8%	8.6%	8.3%
Commercial Real Estate Loans (non-owner occupied) as a percentage of total capital	268.9%	284.4%	280.0%	290.6%	303.9%

Asset Quality	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
(in thousands)
Net loan charge-offs (recoveries)	$53	$305	$244	$418	$72
Annualized net loan charge-offs (recoveries) to average loans	0.01%	0.04%	0.03%	0.06%	0.01%
Allowance for credit losses	$35,496	$35,550	$34,754	$34,798	$34,567
Unfunded commitment liability	$1,347	$1,347	$1,647	$1,647	$1,647
Allowance to loans (excludes held for sale)	1.19%	1.18%	1.19%	1.19%	1.18%
Total funds reserved to pay for loans (includes liability for unfunded commitments and excludes held for sale)	1.23%	1.22%	1.25%	1.25%	1.24%
Non-Accruing loans	$27,892	$27,058	$17,365	$16,854	$16,789
Nonperforming loans (includes OREO)	$30,177	$29,582	$19,940	$19,296	$19,154
Nonperforming loans to total loans (excludes held for sale)	1.01%	0.98%	0.69%	0.66%	0.65%
Non Accrual classified as PCD	$18,210	$19,007	$11,393	$12,017	$12,891
Nonperforming loans to total loans (excludes held for sale) attributed to PCD	0.61%	0.63%	0.39%	0.41%	0.44%
Nonperforming assets to total assets	0.69%	0.67%	0.46%	0.45%	0.44%

Other Non-GAAP Reconciliation

(Unaudited)

NON-GAAP Reconciliation	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
Net interest income (tax-equivalent basis) (Non-GAAP)	$37,047	$37,232	$37,994	$36,711	$26,710
Net interest margin (fully tax-equivalent)	3.67%	3.63%	3.77%	3.70%	3.48%

Reconciliation to Reported Net Interest Income

Net interest income (tax-equivalent basis) (Non-GAAP)	$37,047	$37,232	$37,994	$36,711	$26,710

Adjustment for taxable equivalent interest	(405)	(392)	(397)	(389)	(399)

Net interest income (GAAP)	$36,642	$36,840	$37,597	$36,322	$26,311
Net interest margin (GAAP)	3.63%	3.59%	3.73%	3.66%	3.43%

(dollars in thousands)	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
Total assets	$4,394,565	$4,410,551	$4,296,902	$4,310,252	$4,305,391
Less: goodwill	129,854	129,854	126,730	126,730	126,730
Less: core deposit intangible	29,464	31,149	31,694	33,421	35,153
Tangible assets	$4,235,247	$4,249,548	$4,138,478	$4,150,101	$4,143,508

Total equity	$470,001	$465,353	$449,615	$431,761	$427,068
Less: goodwill	129,854	129,854	126,730	126,730	126,730
Less: core deposit intangible	29,464	31,149	31,694	33,421	35,153
Tangible common equity	$310,683	$304,350	$291,191	$271,610	$265,185
Tangible common equity to tangible assets	7.34%	7.16%	7.04%	6.54%	6.40%

(dollars in thousands)	2026 1st Qtr.	2025 4th Qtr.	2025 3rd Qtr.	2025 2nd Qtr.	2025 1st Qtr.
Net income	$13,704	$13,867	$14,681	$13,534	$(13,906)
Less: intangible amortization (tax affected at 21%)	1,331	1,330	1,365	1,369	537
Adjusted net income	$12,373	$12,537	$13,316	$12,165	$(14,443)

Average shareholders' equity	$470,395	$459,423	$438,449	$427,543	$302,537
Less: average goodwill	129,854	127,308	126,730	126,730	83,030
Less: average core deposit intangible	30,319	31,092	32,599	34,356	12,983
Average tangible common equity	$310,222	$301,023	$279,120	$266,457	$206,524

Return on average tangible common equity	15.95%	16.66%	19.08%	18.26%	-27.97%